Exhibit 15.1

Deloitte Touche Tohmatsu
Certified Public Accountants LLP
30/F Bund Center
222 Yan An Road East
Shanghai 200002, PRC

Tel: +86 21 6141 8888
Fax: +86 21 6335 0003
www.deloitte.com/cn

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.333-166179, 333-192295 and 333-203460) and Form F-3 (File No.333-221129) of our reports dated April 20, 2018, relating to (1) the financial statements and financial statement schedules of China Lodging Group, Limited, its subsidiaries and variable interest entities (the “Group”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the translation of Renminbi amounts to U.S. dollar amounts for the convenience of the readers in the United States of America), and (2) the effectiveness of the Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of China Lodging Group, Limited for the year ended December 31, 2017.

Deloitte Touche Tohmatsu Certified Public Accountants LLP
/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 20, 2018